Review Date: 12/10/2024 Statement of Insider Trading Policy 1 Confidential: For Bank Use Only Table of Contents 1. Purpose .............................................................................................................................. 2 2. Who Does This Policy Apply To? ......................................................................................... 2 3. Policy.................................................................................................................................. 3 4. Exempt/Non-Exempt Transactions ....................................................................................... 3 4.1 Rule 10b5-1 Plans ........................................................................................................ 3 4.2 Dividend Reinvestment and Employee Stock Purchase Plan..................................... 4 4.3 Direct Stock Purchase Plan ......................................................................................... 4 4.4 Stock Options............................................................................................................... 4 4.5 Restricted Stock ........................................................................................................... 5 4.6 401(k) Plan.................................................................................................................... 5 4.7 Company Offerings or Repurchases ........................................................................... 6 4.8 Mutual Fund Transactions ........................................................................................... 6 5. Material Information ............................................................................................................ 6 6. Non-public Information ........................................................................................................ 7 6.1 Twenty-Twenty Hindsight. ........................................................................................... 7 6.2 Tipping Information to Others ..................................................................................... 8 7. Additional Guidelines and Restrictions ................................................................................. 8 7.1 "Window Periods" and Pre-clearance of Trades Applicable to Directors, Board Advisors, Senior Officers and Certain Team members.................................................... 9 7.2 Post-termination Transactions .................................................................................. 11 7.3 Modification or Waiver ............................................................................................... 11 7.4 Company Imposed Sanctions .................................................................................... 11 8. Violations .......................................................................................................................... 12 9. References ....................................................................................................................... 12

Review Date: 12/10/2024 Statement of Insider Trading Policy 2 Confidential: For Bank Use Only 1. Purpose This Insider Trading Policy (the "Policy") provides the guidelines with respect to transactions in securities or disclosure of material nonpublic information of Enterprise Bancorp, Inc. (including any subsidiaries thereof, the "Company") and the companies with which the Company engages in transactions or does business. The U.S. Securities and Exchange Commission ("SEC"), the U.S. Attorneys, and similar state authorities, vigorously pursue violations of insider trading laws. In addition, the onus is on companies and other "controlling persons" for detecting violations by company personnel. Accordingly, the Company's board of directors ("Board") has adopted this Policy both to satisfy its obligation to prevent insider trading and to protect the Company and the persons covered by this Policy from the severe consequences associated with violations of the insider trading laws and regulations. The purpose of the Policy is to avoid the appearance of improper conduct on the part of any director, board advisor, executive officer, team member or other similar persons ("Insider") of the Company and Enterprise Bank and Trust Company (the "Bank"). 2. Who Does This Policy Apply To? This Policy applies to all Insiders of the Company and the Bank. For purposes of this Policy, "board advisors" is defined as special advisor to the Board of Directors and the Bank's general counsel. The same restrictions that apply to you also apply to the following (collectively, these are referred to as "affiliated persons"): • your "Family Members" (meaning your spouse or domestic partner, children, children away at college, stepchildren, sons and daughters-in-law, grandchildren, parents, stepparents, mothers and fathers-in-law, grandparents, siblings, brothers and sisters-in-law and anyone (other than domestic employees) who reside in the same household as you); • all corporations, partnerships, trusts, family partnerships, investment funds, retirement plans, and other types of entities formed for your benefit or for the benefit of a Family Member and over which you have the ability to influence or direct investment decisions; and • all persons who execute trades on your behalf . Team members are expected to be responsible for the compliance of such affiliated persons.

Review Date: 12/10/2024 Statement of Insider Trading Policy 3 Confidential: For Bank Use Only If you are considering buying, selling, or gifting shares of the Company's common stock, or have any questions about specific transactions or general questions about this Policy, you may obtain additional guidance from the Chief Financial Officer or Chief Executive Officer. Remember, however, the ultimate responsibility for adhering to this Policy and avoiding improper transactions rests with each individual that is covered by this Policy. 3. Policy Trading on Inside Information is Prohibited If anyone has material non-public information relating to the Company, including the Bank or another subsidiary or affiliate of the Company, it is our policy that neither that person nor any related person (including any fund, trust or other entity over which the director, board advisor, or team member exercises investment power or authority) may buy or sell securities of the Company, or derivative securities or engage in any other action to take advantage of, or pass on to others, that information. This Policy also applies to material non-public information relating to any other company, including our borrowers, other customers or suppliers, obtained in the course of being a director, board advisor, or team member. Even the appearance of an improper transaction must be avoided to preserve the Company's reputation for adhering to the highest standards of conduct. Transactions that may be necessary or justifiable for independent reasons are not an exception to this Policy. For a list of transactions that are exempt and non-exempt to this Policy refer to Section 4 below. The Company has a Dividend Reinvestment and Direct Stock Purchase Plan as well as an Employee Stock Purchase Plan. This Policy addresses purchase and sale transactions under each of those plans as they relate to material non-public information and the closed window periods. 4. Exempt/Non-Exempt Transactions 4.1 Rule 10b5-1 Plans Purchase or sale transactions through a Rule 10b5-1 plan, which allows for systematic transactions to be conducted regardless of the possession of material non-public information at the time of the systematic purchase or sale. An initial decision to participate in, or establish, any such plan is subject to this Policy and requires the Company's prior approval and any changes to an

Review Date: 12/10/2024 Statement of Insider Trading Policy 4 Confidential: For Bank Use Only individual's preexisting elections or arrangements under any such plan remain subject to insider trading laws and the terms of this Policy. 4.2 Dividend Reinvestment and Employee Stock Purchase Plan Exempt This Policy does not apply to purchases of Company securities in the Company's Dividend Reinvestment and Employee Stock Purchase Plan (the "ESPP") resulting from your periodic contribution of money to the ESPP pursuant to the election you made at the time of your enrollment in the ESPP. This Policy also does not apply to purchases of Company securities resulting from lump sum contributions to the ESPP, provided that you elected to participate by lump sum payment at the beginning of the applicable enrollment period. Non-Exempt All purchases and sales except for those listed as exempt. In the event the Company purchases Company securities in the open market in order to fund participant purchases of Company securities in the ESPP, then this Policy would apply to your election to participate, or any changes to your election to participate, in the ESPP for any enrollment period during which the Company makes such purchases of Company securities in the open market in order to fund participant purchases of Company securities in the ESPP. This Policy will also apply to your sales of Company securities purchased pursuant to the ESPP. The commencement of a recurring transaction cannot occur while in possession of material non-public information or in a closed window period (if a team member is subject to the window). 4.3 Direct Stock Purchase Plan Exempt Purchases and sales under a 10b5-1 plan. Non-Exempt All purchases and sales except for those listed as exempt. The commencement of a recurring transaction cannot occur while in possession of material non-public information or in a closed window period (if the team member is subject to the window). 4.4 Stock Options Exempt Net and cash exercises. For clarity, a net exercise is defined as withholding shares of to cover the exercise price and related taxes. A cash exercise involves

Review Date: 12/10/2024 Statement of Insider Trading Policy 5 Confidential: For Bank Use Only paying the exercise price and related taxes in cash. In addition, this Policy does not apply to the exercise of a tax withholding right under which an option holder has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. Non-Exempt A cashless exercise or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option or any tax withholding obligation. A cashless exercise is defined as the sale of stock through a broker- assisted transaction. In addition, this Policy does apply to the sale of Company securities acquired upon the exercise of a stock option. 4.5 Restricted Stock The vesting of restricted shares results in a tax withholding. Team members can have the Company withhold shares under a "net-withholding" process, sell shares or pay cash to pay for their taxes. Exempt Net withholding and cash payment transactions can occur during a closed window period. Non-Exempt Team members cannot sell shares during a closed window period or when in possession of material non-public information. 4.6 401(k) Plan Exempt To the extent that the Company's 401(k) plan may from time to time permit the acquisition of Company securities, this Policy does not apply to purchases of Company securities in the Company's 401(k) plan resulting from your periodic contribution of money to the plan under any payroll deduction election. Non-Exempt This Policy does apply, however, to certain elections you may make under the Company's 401(k) plan, including: (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to Company stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of Company stock fund; (c) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your

Review Date: 12/10/2024 Statement of Insider Trading Policy 6 Confidential: For Bank Use Only Company stock fund balance; (d) an election to pre-pay a plan loan if the pre- payment will result in allocation of loan proceeds to your Company stock fund; and (e) an election to purchase Company securities in the open market pursuant to any open-brokerage account within the Company's 401(k) plan. 4.7 Company Offerings or Repurchases Exempt The purchase of Company securities from the Company, and the sale of Company securities to the Company, are not subject to this Policy. 4.8 Mutual Fund Transactions Exempt Transactions in mutual funds that are invested in Company securities are not subject to this Policy. 5. Material Information Material information is any information that a reasonable investor would consider important in a decision to buy, hold or sell stock or other securities; in short, any information which could reasonably affect the price of the stock or other securities. Examples of information that might be deemed material include, but are not limited to, the following: • annual or quarterly financial results, • financial projections, • dividend announcements, • earnings estimates or changes in previously announced earnings estimates, • significant expansion or curtailment of operations, • a significant increase or decline in business, • a significant merger or acquisition proposal or agreement, • unusual borrowings or securities offerings, • liquidity problems or bankruptcy proceedings, • significant changes in management, • purchases or sales of substantial assets, • plans for material changes to the Company's capital program,

Review Date: 12/10/2024 Statement of Insider Trading Policy 7 Confidential: For Bank Use Only • stock splits, • new equity or debt offerings, • purchases or redemptions of the Company's securities, • positive or negative developments in outstanding significant litigation, • material information related to cybersecurity risks and incidents, • significant litigation exposure due to actual or threatened litigation, • regulatory or governmental inquiry or investigation of the Company, its management or team members that could be material to the Company, • regulatory violations, • any other factors that would cause the Company's financial results to be substantially different from analyst estimates, • the same types of information about a customer or supplier of the Company, or • any substantial change in industry circumstances or competitive conditions which could significantly affect the Company's or its customer's earnings or prospects for expansion. This list is not exhaustive; other types of information may be material at any time depending upon the circumstances. Either positive or negative information may be material. 6. Non-public Information Non-public information is information that is not generally known or available to the public. Information is considered to be available to the public only when it has been released broadly to the marketplace (such as by a press release or an SEC filing) and the investing public has had time to absorb the information fully. As a general rule, information is considered non-public until the opening of the market on the third business day after the information has been released. 6.1 Twenty-Twenty Hindsight. Remember, if any securities transaction becomes the subject of scrutiny, this will be viewed after the fact with the benefit of 20/20 hindsight. Accordingly, before engaging in any transaction, it should carefully be considered how regulators and others might view the transaction with such hindsight.

Review Date: 12/10/2024 Statement of Insider Trading Policy 8 Confidential: For Bank Use Only 6.2 Tipping Information to Others. Material non-public information should not be passed on to others. Material non-public information should not be disclosed inadvertently or intentionally as this information could be used to the detriment of other shareholders. 7. Additional Guidelines and Restrictions Because the Company believes it is improper and inappropriate for anyone who applies to this policy to engage in short-term or speculative transactions involving the Company's stock or any other securities of Enterprise Bancorp, Inc., it is the Company's and the Bank's policy that there should be no engagement in any of the following activities with respect to the stock or any other securities of Enterprise Bancorp, Inc. • Trading in securities on a short-term basis. Any stock or other securities of the Company purchased should be held for a minimum of six months and ideally longer. Note that the SEC's short-swing profit rules prohibit "officers" (as defined in Rule 16a-1 of the Securities Exchange Act of 1934, as amended) and directors from selling or purchasing any stock or other security of the Company in the open market within six months of any "matchable" purchase or sale, respectively, of the Company's securities. Sales of stock or other securities of the Company within six months of purchase by team members other than "officers" must be approved by the Chief Financial Officer or Chief Executive Officer or Chairman in advance of conducting the transaction. • Short sales of the Company's stock. A short sale is the sale of a security that is not owned by the seller at the time of the sale. The shares that are sold are initially borrowed from a brokerage firm and later must be replaced by the seller by purchasing them in the open market. • Purchases of stock of the Company on margin. • Buying and selling puts or calls of the Company's stock. • Purchases or sales of derivative securities which are directly or indirectly related to the Company's securities, such as options, futures, indexes, exchange funds, forward sales, collars, swaps or other derivatives or hedging strategies. "Hedging" stock generally means making an investment to reduce the risk of adverse price movements in the stock. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock.

Review Date: 12/10/2024 Statement of Insider Trading Policy 9 Confidential: For Bank Use Only • A transaction in puts, calls, or other options or derivative securities based on the Company stock is generally a bet on the short-term movement of the Company's stock and can therefore create the appearance that the officer or director is trading based on non-public information. Transactions in these derivative securities also may focus the officer or director's attention on short-term performance at the expense of the Company's long-term objectives. 7.1 "Window Periods" and Pre-clearance of Trades Applicable to Directors, Board Advisors, Senior Officers and Certain Team members It is improper to enter a trade for stock or any other security of the Company before or simultaneously with or immediately after the Company has made a public announcement of material information, including earnings releases. The Company's shareholders and the investing public must be afforded adequate time to digest information. Accordingly, the following individuals are prohibited from purchasing or selling stock or any other security of the Company unless the trade is made during a permissible "window period" and with the prior notice described below and the individual is not otherwise in possession of material non-public information: • Directors, • Board advisors who regularly attend board or Audit Committee meetings, • Officers with the title of Senior Vice President and above, • Team members within the Internal Audit, Finance/Accounting, or Corporate Communications Departments and administrative assistants of executive officers, • Team members with access to financial reporting, • Family Members of the parties listed above. Quarterly Window Periods. Each "window period" generally 1) commences at the open of the market on the third business day following the Company's public disclosure of quarterly or annual financial results or other material information concerning the Company and 2) expires at the close of the market on the third Friday of the third fiscal month of the current quarter. This means that all individuals subject to the window restrictions may trade only during the period from the opening of the market on the third business day after an announcement (i.e., if an announcement is made on Monday, they can trade on Thursday; if an announcement is made on Friday, they can trade on the following Wednesday) through the third Friday of the third fiscal month in the quarter during which such announcement is made (meaning that a trade would be prohibited after the close of the market on that Friday until the opening of the next "window period" in the subsequent fiscal quarter). Limit orders placed through a broker or brokerage portal are required to be cancelled when the "window period" expires and the trading window is closed.

Review Date: 12/10/2024 Statement of Insider Trading Policy 10 Confidential: For Bank Use Only It is the responsibility of all those subject to the window restrictions to know the exact dates of the "window period". The Chief Financial Officer, Senior Shareholder Services Manager, or Shareholder and Investor Relations Supervisor can provide team members with details on the "window period" at any time. Event-Specific Blackout Periods. Occasionally, an event may occur that is material to the Company and is known by only a few directors, officers or employees. In the event of developments that are deemed to constitute material non-public information, senior management may determine that window periods are unavailable or will be delayed. The existence of an event-specific blackout period will not be announced, other than to those who are aware of the event giving rise to the blackout. Any person made aware of the existence of an event-specific blackout period should not disclose the existence of the blackout to any other person. The failure of senior management to designate you as a person subject to an event-specific blackout will not relieve you of the obligation not to trade while aware of material non-public information. Pre-Clearance Procedures. As a general rule, and in addition to the "window period" requirement described above, if any individual who is subject to the window restrictions contemplates a transaction involving Company stock at any time (including a gift contribution to a trust or similar transfer, or any exercise of a stock option by any means other than by full payment of the exercise price in cash), he or she must contact the Chief Financial Officer or Chief Executive Officer or Chairman to request pre-clearance of the transaction in advance of conducting the transaction. Directors and executive officers of the Company, and any other persons designated under this Policy as being subject to the pre-clearance procedures, together with their respective Family Members, may not engage in any transaction in Company securities without first obtaining pre- clearance of the transaction from the Chief Financial Officer or Chief Executive Officer or Chairman. A request for pre-clearance should be submitted to the Chief Financial Officer or Chief Executive Officer or Chairman at least two business days in advance of the proposed transaction. The Chief Financial Officer or Chief Executive Officer or Chairman are under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction. If a person seeks pre-clearance to engage in the transaction and is denied, then he or she should refrain from initiating any transaction in Company securities and should not inform any other person of the restriction. Pre-cleared trades must be executed within five business days of receipt of pre-clearance, unless the Chief Financial Officer or Chief Executive Officer or Chairman grants an exception. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company and should describe fully those circumstances to the Chief Financial Officer or Chief Executive Officer or Chairman. The requestor should also indicate whether he

Review Date: 12/10/2024 Statement of Insider Trading Policy 11 Confidential: For Bank Use Only or she has effected any transactions in Company securities within the past six months and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5. The requestor should also be prepared to comply with SEC Rule 144 and file a Form 144, if necessary, at the time of any sale. Pre-clearance of a trade does not constitute legal advice and does not relieve the requestor of his or her legal obligation to refrain from trading while in possession of material nonpublic information. The requirement for pre-clearance does not apply to those transactions to which this Policy does not apply, as described above under the heading "Exempt/Non-Exempt Transactions." Notwithstanding window periods or any prior notice having been given, the general rule always applies that trading on material non-public information relating to the Company, including the Bank and any other subsidiaries or affiliates of the Company, is not permitted at any time. 7.2 Post-termination Transactions This Policy continues to apply to transactions in Company securities even after a position has been terminated. If anyone who applies to this policy is in possession of material non-public information when their position terminates, they may not trade in Company securities until that information has become public or is no longer material. 7.3 Modification or Waiver Any modification or waiver of this Policy, or imposition of additional appropriate restrictions upon those contained in this Policy, may be made only by the Company's Board of Directors, and will be promptly disclosed to the extent required by applicable law, rule (including any rule of any applicable stock exchange) or regulation. 7.4 Company Imposed Sanctions Failure to comply with any of the requirements of this Policy may subject the director, board advisor, or team member to Company-imposed sanctions, including restrictions on trading or access to information or, in the case of a team member, dismissal for cause, whether or not the failure to comply results in a violation of law. The sanctions that may be imposed under this Section 7 do not limit in any way any other rights or remedies that the Company may have with respect to any such director, board advisor, or team member under any other policy or agreement or at law or in equity.

Review Date: 12/10/2024 Statement of Insider Trading Policy 12 Confidential: For Bank Use Only 8. Violations The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in Company securities, is prohibited by federal and applicable state laws. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys and applicable state enforcement authorities, among others. Punishment for insider trading violations is severe, and could include significant fines and imprisonment. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other "controlling persons" if they fail to take reasonable steps to prevent insider trading by company personnel. A violation of law, or even an SEC investigation that does not result in prosecution, can tarnish a person's reputation and irreparably damage a career. Accordingly, the Company strongly urges all persons covered by this Policy to strictly comply with its terms. Reporting Violations. Any Insider of the Company, or their affiliated persons, who violates this Policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other Insider of the Company, or their affiliated persons, must report the violation immediately to the Chief Financial Officer or the Chief Executive Officer or the Chairman. Upon learning of any such violation, the Chief Financial Officer or the Chief Executive Officer or the Chairman, in consultation with the Company's outside legal counsel, will determine whether the Company should release any material nonpublic information, or whether the Company should report the violation to the SEC or other appropriate governmental authority. 9. References Directors, board advisors and team members will be required annually to certify their understanding of and intent to comply with this Insider Trading Policy. For related information, please also refer to the Company's Investor/Shareholder Communications Policy, Whistleblower and Non-Retaliation Policy and Code of Business Conduct and Ethics Policy. Prepared by: Lauren Adie Senior Officer Review: Joseph R. Lussier Compliance Review: Laura A. Feeney Risk Management Review Meaghan Lally-McGurl Outside Legal Counsel Review: Hunton, November 7, 2024 Audit Committee Approval November 15, 2024 Board Approval December 17, 2024 Replaces Policy Approved: December 12, 2023